Exhibit 3.19

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MAGNUM HUNTER RESOURCES, LP” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE SECOND DAY OF SEPTEMBER, A.D. 2008, AT 5:02 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “MAGNUM HUNTER RESOURCES, LP”.

4587813 8100H	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
120534250	AUTHENTICATION: 9559910
You may verify this certificate online at corp.delaware.gov/authver.shtml
DATE: 05-09-12

State of Delaware Secretary of State Division of Corporations Delivered 05:14 PM 09/02/2008 FILED 05:02 PM 09/02/2008 SRV 080919641 - 4587813 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MAGNUM HUNTER RESOURCES, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.                                      The name of the limited partnership is Magnum Hunter Resources, LP.

2.                                      The address of its registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

3.                                      The name and mailing address of the sole general partner is as follows:

Magnum Hunter Resources GP, LLC

1046 Texan Trail

Grapevine, Texas 76051

IN WITNESS WHEREOF, the undersigned sole general partner of the limited partnership has executed this Certificate of Limited Partnership of Magnum Hunter Resources, LP as of September 2, 2008.

MAGNUM HUNTER RESOURCES GP, LLC

By:	/s/ Gary C. Evans
Gary C. Evans
Manager